7

THIS  NOTE  AND  THE  SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF
HAVE  NOT  BEEN  REGISTERED  UNDER  THE  SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                                   ILIVE, INC
                                CONVERTIBLE NOTE

$1,500,000                                             Newport Beach, California
                                                             September  7,  1999

     FOR VALUE RECEIVED, the undersigned, iLive, Inc. (formerly Powerhouse International Corporation), its assigns, and successors (the "Company"), hereby promises to pay to the order of Street Capital, Inc., or its assigns
(the"Purchaser"), in lawful money of the United States of America, and in immediately available funds, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on March 7, 2001 (unless such payment date is accelerated as provided in Section 5 hereof, extended as provided in Section 2 hereof, or unless this Note is converted as set forth in paragraph 1 hereof) ("Maturity"). Payment of all amounts due hereunder shall be made at the address of the Purchaser provided for in Section 6 hereof. The Company further promises to pay interest at the rate of twelve percent (12%) per annum on the outstanding principal balance hereof, such interest to be payable upon Maturity.

     1. CONVERSION. The Purchaser of this Note is en-titled, at its option, at any time, upon fifteen (15) day's notice, and in whole or in part, until maturity hereof (as extended by Purchaser) to convert the principal amount of this Note or any portion of the principal amount hereof --into Shares of the Com-mon Stock of the Company at a conversion price for each share of Common Stock equal to $0.25. Such conversion shall be effectuated by surrendering the Note to be converted to the Company, with the form of Conversion Notice attached hereto as Exhibit A, executed by the Purchaser of this Note evidencing such Purchaser's intention to convert this Note -or a specified portion hereof (as above provided). The date on which such Conversion Notice is given shall be deemed to be the date on which the Purchaser has delivered this Note, with the Conversion Notice duly executed, to the Company or, if earlier, the date set forth in such Conversion Notice if this Note and such Conversion Notice is received by the Company within five business days' after the date set forth in the Conversion Notice.

     The Company agrees to take whatever steps are necessary to authorize and reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to satisfy the rights of conversion of the holder of this Note.

     Any certificates representing Conversion Shares transferred to Purchaser which are not registered for resale without restriction under the Securities Act or applicable state securities laws shall be endorsed with the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH
APPLICABLE  STATE  SECURITIES  LAWS  IS  NOT  REQUIRED  IN  CONNECTION WITH SUCH
TRANSFER.

     2. EXTENSION OF MATURITY DATE. Purchaser shall have the right, in its sole discretion, to extend the maturity of this Note for up to five one-year periods, each such extension exercisable only by the Purchaser by delivering to the Company written notice of such extension at any time prior to the maturity date then in effect.

     3. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal so prepaid to the date of such prepayment.

     4. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company.

     5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

     (a) The non-payment, when due, of any principal or interest pursuant to this Note;

     (b) The material breach of any representation or warranty in this Note. In the event the Purchaser becomes aware of a breach of this Section 7(b), the Purchaser shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

     (c) The breach of any covenant or undertaking, not otherwise provided for in this Section 7;

     (d) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity;

     (e) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for , acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

      (f) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

     Upon the occurrence of any Default or Event of Default, the Purchaser, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (e) or paragraph (f) hereof, all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

     6. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date and time of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be given to the following addresses:

     If  to  the  Company:

     iLive,  Inc.
     242  N.  Canon  Dr.,  3rd  Floor
     Beverly  Hills,  CA  90210
     Facsimile  No.:  310-285-0966

     With  a  copy  to:

     Law  Office  of  M.  Richard  Cutler
     610  Newport  Center  Drive,  Suite  800
     Newport  Beach,  CA  92660
     Attn:  M.  Richard  Cutler,  Esq.
     Facsimile  No.:  949-719-1988

     If  to  the  Purchaser:

     Street  Capital,  Inc.
     ___________________________
     ___________________________
     Facsimile  No.:  ______________

7. REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Purchaser:

     a.     Organization,  Good  Standing  and  Power.     The  Company  is  a
corporation duly incorporated, validly exiting and in good standing under the laws of the State of Pennsylvania and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

     b.     Authorization;  Enforcement.     The  Company  has  the  requisite
corporate power and authority to enter into and perform this Note and to issue and sell this Note, and the Conversion Shares in accordance with the terms hereof. The execution, delivery and performance of this Note, by the Company and the consummation by it of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and that the Company hereby warrants that it will take whatever action is necessary to authorize and reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to satisfy the rights of conversion of the holder of this note. This Note when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     c. Issuance of Note. The Note issued hereunder and the Conversion Shares to be issued upon conversion of the Note have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and non-assessable and entitled to the rights and preferences set forth herein.

     d.     Disclosure.     Neither  this  Note  nor  any  other  document,
certificate or instrument furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     Purchaser  hereby makes the following representations and warranties to the
Company:

     i. Acquisition for Investment. Purchaser is purchasing the Note solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. Purchaser does not have a present intention to sell the Note, or the Conversion Shares nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Note or the Conversion Shares to or through any person or entity; provided. however. that by making the representations herein, such Purchaser does not agree to hold the Note or the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Note or the Conversion Shares at any time in accordance with Federal securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Note or Conversion Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary and appropriate to conduct its due diligence investigation.

     ii. Accredited Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

     8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of any court of the State of California and of any federal court located in California.

     9. GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED IN NEWPORT BEACH, CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

     10. ATTORNEYS FEES. In the event the Purchaser or any holder hereof shall refer this Note to an attorney for collection, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder or enforcement of the terms of this Note, including reasonable attorney's fees, whether or not suit is instituted.

     11. CONFORMITY WITH LAW. It is the intention of the Company and of the Purchaser to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

     IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in Newport Beach, California as of September 7, 1999.



ATTEST:                         ILIVE,  INC.

By:
/s/ Anastasia Cronin            /s/ Marcia Allen
Secretary                       Marcia  Allen
                                President


     STREET  CAPITAL,  INC.
     [Corporate  Seal]
     By:_/s/ Scott Henricks_____________
     Scott  Henricks
     President

     EXHIBIT  A

     CONVERSION  NOTICE

     (To  be  executed  upon  Conversion  of  Note)

To:  iLive,  Inc.  (the  "Company")

     The undersigned hereby irrevocably elects to exercise the right, represented by that certain Convertible Note dated September 7, 1999 (the "Note"), attached hereto, to convert $____________ in outstanding principal amount of the Note and/or accrued but unpaid interest on the Note into ________ shares (the "Shares") of Common Stock of the Company a price equal to $0.25 per share and herewith authorizes the Company to reduce the principal amount of the Note and/or accrued but unpaid interest on such Note in such amount. The undersigned requests that certificates for such Shares be registered in the name of _____________________ whose address is
_________________________________________  and  that  such  certificates  be delivered  to _________________________________________________ whose address is
_______________________________________________.  If  said  number  of Shares is less than all of the Shares issuable upon conversion in full of the Note, the undersigned requests that a new Convertible Note reduced by the conversion price hereof be registered in the name of ________________________ whose address is _________________ and that such replacement Convertible Note be delivered to
_______________________________  whose  address  is
_________________________________________________.


Dated:                         Signature:________________________

(Signature must conform in all respects to name of holder as specified on a the face of the Note)